Exhibit 99.1

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

UNIVERSAL AMERICAN FINANCIAL CORP.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

* * * * *

1.	The name of the Corporation is Universal American Financial Corp.

2.	The Certificate of Incorporation of said Corporation was filed by the Department of State on August 31, 1981.

3.	(a)	The Certificate of Incorporation is amended to change the name of the Corporation.

	(b)	To effect the foregoing, Article First is amended to read as follows:

“FIRST: The name of the Corporation is Universal American Corp.”

4.

The foregoing Amendment of the Certificate of Incorporation of the Corporation was duly authorized by the Board of Directors of the Corporation and by the affirmative vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

/s/ MITCHELL J. STIER
Mitchell J. Stier
Senior Vice President
and General Counsel